Exhibit 99.1

LAZYDAYS ANNOUNCES CANCELLATION OF RIGHTS OFFERING TO STOCKHOLDERS

TAMPA, Fla., Nov. 13, 2023  -- Lazydays Holdings, Inc. (Nasdaq: LAZY) (the “Company” or “Lazydays”) announced today that it has cancelled its previously announced rights offering of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) that had been made to holders (the “Holders”) of the Company’s Common Stock, pre-funded warrants and series A convertible preferred stock.

Given current industry conditions, as well as the decline in the Common Stock price from the date of the announcement, the Company has decided to cancel the rights offering. As a result, Lazydays will seek alternative sources of funding, including mortgage financing on owned real estate, while prioritizing optimizing the performance of its existing store base. Additionally, the Company will slow the cadence of certain acquisitions to better align with operational cash flows and to gather further data on market conditions.

“The Board is grateful for the work that is underway to improve the Company’s operational and financial performance,” said Chris Shackelton, Chairman of the Board.  “Furthermore, we strongly believe the leadership team is on track to create substantial shareholder value over the coming years.”

All affected offering rights exercised by Holders will expire without value and all subscription payments received from Holders that exercised offering rights will be returned by the Subscription Agent promptly, without interest or penalty.

About Lazydays

Lazydays has been a prominent player in the RV industry since its inception in 1976, earning a stellar reputation for delivering exceptional RV sales, service, and ownership experiences. Its commitment to excellence has led to enduring relationships with RVers and their families, who rely on Lazydays for all their RV needs.

With a strategic approach to rapid expansion, Lazydays is growing its network through both acquisitions and new builds. Its wide selection of RV brands from top manufacturers, state-of-the-art service facilities, and an extensive range of accessories and parts ensure that Lazydays is the go-to destination for RV enthusiasts seeking everything they need for their journeys on the road. Whether you are a seasoned RVer or just starting your adventure, Lazydays’ dedicated team is here to provide outstanding support and guidance, making your RV lifestyle truly extraordinary.

Lazydays is a publicly listed company on the Nasdaq stock exchange under the ticker “LAZY.”

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding its goals, plans, projections and guidance regarding its financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “project,” “outlook,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “may,” “seek,” “would,” “should,” “likely,” “goal,” “strategy,” “future,” “maintain,” “continue,” “remain,” “target” or “will” and similar references to future periods.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and its actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, future economic and financial conditions (both nationally and locally); changes in customer demand; the Company’s relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers; risks associated with the Company’s indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms); acts of God or other incidents which may adversely impact the Company’s operations and financial performance; government regulations; legislation; and the risk factors discussed in “Part I, Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, in the registration statement on Form S-1 (File No. 333-274489), which was declared effective by the Securities and Exchange Commission (the “SEC”) on October 23, 2023 and from time to time in the Company’s other filings with the SEC.

News Contact:
+1 (813) 204-4099
investors@lazydays.com